UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
Form 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): September 27, 2006
Dollar Financial Corp. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)		19312 (Zip Code)
610-296-3400 (Registrant's telephone number, including area code)
Dollar Financial Group, Inc. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
NEW YORK (State or Other Jurisdiction of Incorporation or Organization)	333-18221 (Commission file number)	13-2997911 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)		19312 (Zip Code)
610-296-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is filed by Dollar Financial Corp., a Delaware corporation (the “Company”), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the Company's wholly-owned subsidiary, Dollar Financial Group, Inc., a New York corporation pursuant to Section 15(d) of the Exchange Act.

Item 1.01.	Entry Into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors (the “Board”) of the Company (the “Compensation Committee”) approved the following actions with respect to two of the Company’s named executive officers.

Compensation Increase for Certain Named Executive Officers.

The Compensation Committee approved the following annual compensation adjustments, effective July 1, 2006: (i) the annual base compensation for Jeffrey A. Weiss, the Company’s Chairman of the Board and Chief Executive Officer, was increased to $775,000 per year and (ii) the annual base compensation for Donald F. Gayhardt, the Company’s President and a member of the Board, was increased to $475,000 per year.

Deferred Compensation Contribution.

On September 27, 2006, the Compensation Committee approved a contribution (the “Contribution”) under the Company’s Deferred Compensation Plan to be made on behalf of Mr. Weiss in the aggregate amount of $150,000. The award will vest in thirty-six (36) equal monthly installments commencing July 1, 2006.

Restricted Stock Awards.

Also on September 27, 2006, the Compensation Committee approved the grants of 4,757 restricted shares of the Company’s common stock to Mr. Weiss and 11,893 restricted shares of the Company’s common stock to Mr. Gayhardt (each, an “Issuance”), under the Company’s 2005 Stock Incentive Plan. The Issuances will vest in thirty-six (36) equal monthly installments commencing July 1, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective September 27, 2006, Luke Johnson resigned from the Board, citing the time demands of family and other professional obligations. Mr. Johnson served as a member of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee.

(d) Effective September 27, 2006, the Board elected Kenneth Schwenke to fill the vacancy created by Mr. Johnson’s resignation and to serve on the Board as a Class B Director. Mr. Schwenke was also appointed to the Board’s Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee (as Chairman).

Mr. Schwenke is currently the President, CEO and Founder of Off-Campus Dining Network, LLC. From 1996 through 2001, Mr. Schwenke served as the Senior Vice President of Human Resources for Aramark, Inc. Prior to obtaining that position, Mr. Schwenke served as the Vice President of Human Resources for the global division of Aramark, Inc. for a period of one year. From 1994 through 1995 Mr. Schwenke served as an area director in the department of Human Resources for Honeywell, Inc., formerly known as AlliedSignal, Inc. From 1992 through 1994 Mr. Schwenke served as the director of Human Resources for Honeywell, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: September 27, 2006	By:/s/ Randy Underwood
Randy Underwood Executive Vice President and Chief Financial Officer

DOLLAR FINANCIAL GROUP, INC.

Date: September 27, 2006	By: /s/ Randy Underwood
Randy Underwood Executive Vice President and Chief Financial Officer